UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On May 31, 2008, Phantom Fiber Corporation and its subsidiaries (collectively the “Company”) entered into a Forbearance Agreement (the “Agreement”) with Victory Park Master Fund, Ltd. (“Victory Park”), the holder of the Company’s $2,642,000 Senior Secured Convertible Note due May 31, 2008 (“Senior Convertible Note”).

Pursuant to the terms of the Agreement, Victory Park has agreed that unless there is a default under the Forbearance Agreement or the Senior Convertible Note, during the Forbearance Period (as defined below), it will not take, or cause another person to take, any action, to accelerate (or cause the acceleration of) the maturity of the Senior Convertible Note or to otherwise enforce payment of the overdue principal on the Senior Convertible Note, or to exercise any other potential default-related rights and remedies available to Victory Park against the Company under the Note, Note Amendment Agreement and Security Agreement (collectively the “Transaction Documents”), executed as of January 31, 2008 or applicable law with respect to the Senior Convertible Note. The “Forbearance Period” means the period commencing from May 31, 2008 through the earliest to occur of (i) May 31, 2010 or (ii) such earlier date arising from the occurrence of a Forbearance Termination Event, for which there shall be no cure period.

Under the terms of the Agreement, the Company shall cause certain creditors with indebtedness of approximately $1.4 million to execute a subordination agreement in favor of Victory Park no later than June 13, 2008. Until the termination of the Forbearance Period, the Company shall make cash payments to Victory Park to be applied against principal, interest and expenses under the Senior Convertible Note as follows: (i) an immediate lump-sum payment of $250,000; (ii) commencing August 29, 2008, monthly payments of $55,000; and (iii) commencing July 10, 2008, monthly revenue participation payments equal to 10% of the prior months gross revenue in excess of $60,000. The Company will pay for certain fees and expenses incurred by Victory Park and will engage an external consultant acceptable to Victory Park to assist the Company to satisfy specified reporting and other undertakings under the Agreement.

In accordance with the Agreement, Victory Park will return for cancellation 2,642,000 Class B warrants with an exercise price of $0.56 per share and expiring January 6, 2009. Further, and providing the Company is not in default under the Agreement, Victory Park agrees that prior to May 31, 2009 it will not: (i) sell any portion of the 900,000 common shares previously received in conjunction with the Note Amendment Agreement, or (ii) convert any portion of the Senior Convertible Note into common shares of the Company.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibits 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement. The Agreement is filed in this Form 8-K to provide information regarding its terms and is not intended to provide any other factual information about the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

Exhibit 10.1	Forbearance Agreement, dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: June 9, 2008	By: /s/Jeff Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, and Director